Exhibit 99.1

Fintech Ecosystem Development Corp. Announces Upcoming Voluntary Unit Separation

Collegeville, Pennsylvania, January 18, 2022 – Fintech Ecosystem Development Corp. (Nasdaq: FEXDU) (the “Company”) announced today that, commencing on January 11, 2022 holders of the units (the “Units”) sold in the Company’s initial public offering of 11,500,000 Units completed on October 21, 2021 (the “Offering”) may elect to separately trade the Class A common stock (“Class A Common Stock”), warrants (“Warrants”) and rights (“Rights”) contained in the Units. The Class A Common Stock, Warrants and Rights will be listed on the Nasdaq Global Market and trade with the ticker symbols “FEXD”, “FEXDW” and “FEXDR”, respectively. Units that are not separated will continue to trade on the Nasdaq Global Market under the ticker symbol “FEXDU.”

This is a voluntary separation and holders of the Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the transfer agent, in order to separate the Units into shares of Common Stock, Warrants and Rights. No fractional Warrants will be issued upon separation of the units and only whole Warrants will trade.

About Fintech Ecosystem Development Corp.

Fintech Ecosystem Development Corp. is a newly incorporated blank check company incorporated as a Delaware corporation for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. Although there is no restriction or limitation on what industry or geographic region its target operates in, the Company intends to pursue prospective targets in South Asia with particular emphasis on the financial technology industry.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are statements that are not historical facts. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s Offering filed with the Securities and Exchange Commission (the “SEC”). Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Saiful Khandaker

Fintech Ecosystem Development Corp.

100 Springhouse Drive, Suite 204

Collegeville, PA 19426